UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2015

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

At RAIT Financial Trust’s (“RAIT”) Annual Meeting of Shareholders held on May 20, 2015, pursuant to the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 13, 2015 (the “Proxy Statement”), the voting results were as follows:

  (a)   Proposal 1. Each of the following nominees was elected to the Board of Trustees as follows:

Trustee	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Scott F. Schaeffer	42,315,779	659,373	165,713	30,873,322
Andrew Batinovich	42,239,850	744,480	156,533	30,873,323
Edward S. Brown	38,297,583	3,971,459	871,823	30,873,322
Frank A. Farnesi	38,505,499	3,758,749	876,616	30,873,323
S. Kristin Kim	38,440,170	3,848,865	851,829	30,873,322
Jon C. Sarkisian	41,717,024	1,267,175	156,664	30,873,323
Andrew M. Silberstein	41,809,568	1,176,504	154,792	30,873,322
Murray Stempel, III	41,648,670	1,336,199	155,994	30,873,323

(b)   Proposal 2. The proposal to approve the selection of KPMG LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

Votes for	68,122,704
Votes against	5,402,759
Votes abstain	488,724
Broker non-votes	0

Item 8.01 Other Events.

On May 19, 2015, RAIT issued a press release announcing the pricing of a non-recourse, floating-rate commercial mortgage backed securities transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On May 22, 2015, this transaction was completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

May 26, 2015	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release